Exhibit 5.1
[LOGO] IONICS                Address Mail To:
       ____________________  P.O. Box 9131
       IONICS, INCORPORATED  Watertown, Massachusetts 02272-9131

                             65 Grove Street
                             Watertown, Massachusetts 02172-2882
                             Telephone: (617) 926-2500
                             Fax: (617) 926-4304

                             March 3, 1997


Ionics, Incorporated
65 Grove Street
Watertown, MA  02172

Re:    Form S-3 Registration Statement

Ladies and Gentlemen:

As General Counsel to Ionics, Incorporated, a Massachusetts corporation (the "Company"), I have represented the Company in connection with the preparation and filing of the Company's Form S-3 Registration Statement (the "Registration Statement"), covering the offer and sale to the public by a certain selling shareholder of up to 19,366 shares of the Company's Common Stock, par value $1.00 per share (the "Shares").

I have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

Based upon and subject to the foregoing, I am of the opinion that the Shares when issued to the selling shareholder pursuant to the terms of the agreement pursuant to which the selling shareholder is acquiring the shares, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to my name in the Prospectus contained in the Registration Statement under the caption "Legal Matters."

                             Very truly yours,


                             /s/Stephen Korn
                             Stephen Korn
                             General Counsel
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